As filed with the Securities and Exchange Commission on April 1, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

infoGROUP INC.
(Exact name of registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of principal executive offices)	68127 (Zip code)

infoUSA
401(k) Plan
(Full title of the plan)

Bill Fairfield
Chief Executive Officer
infoGROUP Inc.
5711 South 86th Circle
Omaha, Nebraska 68127
(Name and address of agent for service)
402-593-4500
(Telephone number, including area code,
of agent for service)

Copies to:
David L. Hefflinger
Guy Lawson
McGrath North Mullin & Kratz, PC LLO
Suite 3700 First National Tower
1601 Dodge Street
Omaha, Nebraska 68102
(402) 341-3070
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered (1)	share (2)	price (2)	registration fee
Common Stock ($0.0025 par value)(3)	300,000	$3.23	$969,000	$54.07

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) on the basis of the average of the high and low price of the Registrant’s common stock on the Nasdaq Global Select Market on March 25, 2009.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the infoUSA 401(k) Plan described herein.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
          This registration statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register 300,000 additional shares of Common Stock under the 401(k) Plan (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2001 (Registration No. 333-73106) and April 30, 1999 (Registration No. 333-77417).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          infoGROUP Inc. (the “Registrant”) incorporates information into this registration statement by reference, which means that the Registrant discloses important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this registration statement, except to the extent superseded by information contained herein or by information contained in documents filed with the Commission after the date of this registration statement. This registration statement incorporates by reference the documents set forth below, the file number for each of which is 0-19598, that have been previously filed with the Commission:
•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008;

•	the Registrant’s Current Reports on Form 8-K filed on January 14, 2009 and February 10, 2009;

•	the description of the Registrant’s common stock contained in our Registration Statement on Form 8-A, filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments or reports filed for the purpose of updating such description;

•	the Plan’s Annual Report on Form 11-K for the year ended December 31, 2007.
          In addition, all documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
          To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement that is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act. We are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          The Registrant is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Section 145 of the Delaware General Corporation Law permits a corporation to include in its corporate documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. The Registrant’s certificate of incorporation, as amended, and the amended and restated bylaws also provide for the indemnification of the Registrant’s directors and officers as permitted under the Delaware General Corporation Law.

          In addition, Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and third parties acting on the Registrant’s behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the Registrant’s best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.
          The Registrant has purchased and maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
Item 7. Exemption From Registration Claimed
          Not applicable.
Item 8. Exhibits

4.1	–	Certificate of Incorporation, as amended through October 22, 1999, incorporated herein by reference to exhibits filed with the Registrant’s Registration Statement on Form 8-A, as amended, filed March 20, 2000

4.2	–	Certificate of Ownership and Merger effecting the name change to infoGROUP Inc., incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K, filed June 4, 2008

4.3	–	Amended and Restated Bylaws incorporated by reference to Exhibit 3.4 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed August 8, 2008

4.4	–	Specimen of Common Stock Certificate, incorporated herein by reference to the exhibits filed with the Registrant’s Registration Statement on Form 8-A, as amended, filed March 20, 2000

5*	–	Opinion of McGrath North Mullin & Kratz, PC LLO

23.1*	–	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5)

23.2*	–	Consent of KPMG LLP

24.1*	–	Powers of Attorney (included on signature page)

99.1*	–	infoUSA 401(k) Plan, as restated and amended

*	Filed herewith
          The Registrant has submitted the Plan to the Internal Revenue Service (the “IRS”). The Registrant hereby undertakes to submit any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.
Item 9. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decreased in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however that paragraph (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on April 1, 2009.

infoGROUP Inc.
By	/s/ Thomas Oberdorf
Thomas Oberdorf
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bill L. Fairfield and Thomas Oberdorf, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated on April 1, 2009.

Signature	Title

/s/ Bernard W. Reznicek Bernard W. Reznicek	Chairman of the Board of Directors

/s/ Bill L. Fairfield Bill L. Fairfield	Chief Executive Officer (principal executive officer)

/s/ Thomas Oberdorf Thomas Oberdorf	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Vinod Gupta	Director

/s/ Elliot S. Kaplan Elliot S. Kaplan	Director

/s/ George Krauss George Krauss	Director

/s/ Gary Morin Gary Morin	Director

/s/ Roger Siboni Roger Siboni	Director

/s/ John N. Staples III John N. Staples III	Director

/s/ Thomas L. Thomas Thomas L. Thomas	Director

/s/ Clifton T. Weatherford Clifton T. Weatherford	Director

Index to Exhibits

Exhibit No.		Exhibit

4.1	–	Certificate of Incorporation, as amended through October 22, 1999, incorporated herein by reference to exhibits filed with the Registrant’s Registration Statement on Form 8-A, as amended, filed March 20, 2000

4.2	-	Certificate of Ownership and Merger effecting the name change to infoGROUP Inc., incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K, filed June 4, 2008

4.3	-	Amended and Restated Bylaws incorporated by reference to Exhibit 3.4 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed August 8, 2008

4.4	-	Specimen of Common Stock Certificate, incorporated herein by reference to the exhibits filed with the Registrant’s Registration Statement on Form 8-A, as amended, filed March 20, 2000

5*	-	Opinion of McGrath North Mullin & Kratz, PC LLO

23.1*	-	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5)

23.2*	-	Consent of KPMG LLP

24.1*	-	Power of Attorney (included on signature page)

99.1*	-	infoUSA 401(k) Plan, as restated and amended

*	Filed herewith